                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Paxson Communications Corporation (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas E. Severson, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Thomas E. Severson, Jr.
---------------------------------------------------
Thomas E. Severson, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated August 13, 2003

A signed original of this written statement has been provided to Paxson Communications Corporation and will be retained by Paxson Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.